EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


         Subsidiaries of the Registrant:

         Transworld Wireless Television, Inc.

         Auckland Independent Television Services, Ltd.

         Telecom Investment Corporation

         Caracas Viva Vision TV, S.A.

         Wireless Communications Holding - Guatemala, S.A.

         Sociedad Television Interactiva, S.A.

         Wireless Communications Panama, S.A.

         WCI de Argentina, S.A.

         WCI de Cayman, Inc.

         TelLatin, Inc.